UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 15, 2004
(Date of earliest event reported)

KNAPE & VOGT MANUFACTURING COMPANY
(Exact Name of Registrant as Specified in Charter)

Michigan (State or Other Jurisdiction of Incorporation) 2700 Oak Industrial Drive, NE Grand Rapids, Michigan (Address of principal executive office)	000-01859 (Commission File Number)	38-0722920 (IRS Employer Identification No.) 49505 (Zip Code)

Registrant's telephone number, including area code:(616) 459-3311

[__] Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).
[__] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[__] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[__] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 15, 2004, the Board of Directors of Knape & Vogt Manufacturing Company voted to amend Section 3.2 of Article III of the Bylaws changing the annual meeting date from the Friday closest to the 15th of October to the Friday of the third full week of October.

Section 9.01 Financial Statements and Exhibits

    (c)    Exhibits

            99.1    Amended Section 3.2 of Article III of the Knape & Vogt Manufacturing Company Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 18, 2004 Date: October 18, 2004	KNAPE & VOGT MANUFACTURING COMPANY
   (Registrant)

/s/ William R. Dutmers
——————————————
William R. Dutmers
Chairman and
Chief Executive Officer

/s/ Leslie J. Cummings
——————————————
Leslie J. Cummings
Vice President of Finance and Treasurer

EXHIBIT INDEX

Exhibit 99.1     Amended Section 3.02 of Article III of Bylaws.

Exhibit 99.1

        3.2 Annual Meeting. Annual meetings of shareholders for election of directors and for such other business as may come before the meeting shall be held on the Friday of the third full week of October of each year, but if such day is a legal holiday, then the meeting shall be held on the first business day following, at such time as may be fixed by the Board of Directors, or at such other date and time within the four (4) months next succeeding the end of the corporation's fiscal year as may be designated by the Board of Directors and stated in the notice of the meeting. If the annual meeting is not held on the date specified, the Board of Directors shall cause the meeting to be held as soon thereafter as convenient.